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                             UNITED AUTO GROUP, INC.
                     NON-EMPLOYEE DIRECTOR COMPENSATION PLAN


               1. PURPOSE. The purpose of this Plan is to promote the interests of United Auto Group, Inc. and its affiliates and stockholders by helping to attract and retain highly qualified non-employee directors.

               2. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this section:


          a. "Annual Meeting" shall mean the Company's regular annual meeting of shareholders.

          b.   "Board" shall mean the Board of directors of the Company.

          c. "Company" shall mean United Auto Group, Inc., a Delaware corporation, and any successor corporation.

          d.   "Director" shall mean a member of the Board.

          e. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          f. "Non-Employee Director" shall mean a Director who is not also a salaried employee of the Company or any of its subsidiaries.

          g. "Plan" shall mean this United Auto Group, Inc. Non-Employee Director Compensation Plan, as set forth herein and as it may be amended from time to time.

          h. "Stock" shall mean shares of the voting Common Stock of the Company, par value $0.0001 per share.

               3. ANNUAL RETAINER. Each Non-Employee Director shall be paid for each year of service a retainer at an annualized rate of $15,000, payable in arrears in four equal quarterly installments on each of June 1, September 1, December 1, and March 1 (each, "Payment Date") following the Annual Meeting at which such director was elected or re-elected to the Board, as the case may be. A Non-Employee Director who becomes a member of the Board between Annual Meetings shall be paid the quarterly installment on each Payment Date which falls between the date he becomes a member of the Board and the date of the next Annual
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Meeting.  A Non-Employee Director who resigns from the Board between Annual
Meetings shall be paid the quarterly installment for the Payment Date next following the date of such resignation. Such annual retainer may be increased by the Board from time to time in its discretion.

               4. MEETING FEES. Each Non-Employee Director shall be paid $1,000 for each Board meeting and $500 for each Board meeting attended by telephone. In addition, for serving on a committee of the Board, each Non-Employee Director shall receive $750 for each committee meeting attended and $500 for each committee meeting attended by telephone.

               5. ELECTION TO RECEIVE FEES IN STOCK. (a) At the election of a Non-Employee Director, but subject to approval by the Board, such Non-Employee Director may receive shares of Stock in lieu of the annual retainer and meeting fees described in Sections 3 and 4. Such elections shall be made once each year by no later than April 1 of such year, and shall relate to each of the next four Payment Dates following such April 1. Once made, such election shall be irrevocable for such year. For the period commencing on the effective date of this Plan and ending on the first Annual Meeting, such election shall be made not later than 30 days following such effective date.

               (b) If a Non-Employee Director's election is approved by the Board, such Non-Employee Director shall receive a number of shares of Stock determined as follows: As of each Payment Date to which the Non-Employee Director's election relates, a number of shares equal to the quotient obtained by dividing (1) 25% of the annual retainer for such year, plus the aggregate amount of meeting fees which would have been paid to the Non-Employee Director for meetings attended since the last Payment Date if such election had not been made, and (2) the fair market value of the Stock on the current Payment Date based on the closing price of the Stock on the New York Stock Exchange on such date or, if such date is not a trading day, on the last preceding trading day.

               (c) Such shares of Stock shall not be subject to any transfer or resale restrictions other than those applicable under federal and state securities laws.

               (d) If a Non-Employee Director becomes a member of the Board between Annual Meetings, such director may elect to receive his fees in Stock for the Payment Dates which precede the next Annual Meeting by making such election within 30 days after becoming a director, provided that such election shall be subject to the approval by the Board.

               (e)  Board approval of Non-Employee Director elections under this
Section 5 shall be obtained prior to the first date on which a Non-Employee Director may receive Stock in respect of such election.


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               6.   EFFECTIVE DATE.  The Plan shall be effective upon the
effective date of the Company's initial public offering.

               7. AMENDMENT AND TERMINATION OF THE PLAN. The Board in its discretion may terminate the Plan or alter or amend the Plan or any part thereof from time to time.

               8. RULE 16b-3. The terms and conditions each Stock acquisition under the Plan shall be approved in advance by the Board for purposes of the exemption from Section 16(b) of the Exchange Act available under Rule 16b-3(d)(1) promulgated under the Exchange Act.


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